EXHIBIT IV

Reconciliation of the consolidated balance sheet as at December 31,2010 and the consolidated income statement for the year ending December 31, 2010 of the EIB Group prepared in accordance with IFRS and EUGAAP

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2010 (in EUR ‘000)

		EUGAAP		Adjustment		IFRS
			31/12/2010		Ref.		31/12/2010
ASSETS
1.	Cash in hand, balances with central banks and post office banks		253 692	0			253 692

2.	Treasury bills and other bills eligible for refinancing with central banks	5 372 659		84 036	A, B.1	5 456 695
			5 372 659				5 456 695

3.	Loans and advances to credit institutions
	a) repayable on demand	491 476		0		491 476
	b) other loans and advances	31 636 235		15 607	B.1, B.2	31 651 842
	c) loans	124 030 306		1 192 651	B.1, B.2	125 222 957
			156 158 017				157 366 275

4.	Loans and advances to customers
	a) loans	226 989 482		5 965 883	B.1, B.2	232 955 365
	b) impairment on loans and advances, net of reversals	- 91 608		4 500	B.1, B.2	- 87 108
			226 897 874				232 868 257

5.	Debt securities including fixed-income securities
	a) issued by public bodies	1 806 794		12 183	A	1 818 977
	b) issued by other borrowers	14 551 747		36 039	A, B.3	14 587 786
			16 358 541				16 406 763

6.	Shares and other variable-yield securities		1 849 503	465 520	A		2 315 023

7.	Derivative assets			31 353 400	B.1		31 353 400

8.	Property, furniture and equipment		319 537	- 3 024	C		316 513

9.	Investment property			3 024	C		3 024

10.	Intangible assets		8 266	0			8 266

11.	Other assets		100 145	- 16 488			83 657

12.	Subscribed capital and reserves, called but not paid		57 663	- 1 718	G		55 945

13.	Prepayments		13 081 761	- 13 047 745	B.2, B.3		34 016

	TOTAL ASSETS		420 457 658				446 521 526

LIABILITIES
1.	Amounts owed to credit institutions
	a) repayable on demand	5 675 399		0		5 675 399
	b) with agreed maturity dates or periods of notice	127 858		23	B.3	127 881
			5 803 257				5 803 280

2.	Amounts owed to customers
	a) repayable on demand	1 524 466		0		1 524 466
	b) with agreed maturity dates or periods of notice	975 965		454	B.3	976 419
			2 500 431				2 500 885

3.	Debts evidenced by certificates
	a) debt securities in issue	334 378 114		22 191 553	B.3	356 569 667
	b) others	23 630 474		385 624	B.3	24 016 098
			358 008 588				380 585 765

4.	Derivatives liabilities			14 097 951	B.1		14 097 951

5.	Other liabilities		417 118	350 356	B.2, E		767 474

6.	Accruals and deferred income		11 480 815	- 11 310 076	B.2, B.3		170 739

7.	Provisions
	a) pension plans and health insurance scheme	1 467 180		- 150 606	D	1 316 574
	b) provision for guarantees	107 469		0		107 469
			1 574 649				1 424 043

	TOTAL LIABILITIES		379 784 858				405 350 137

8.	Capital
	- Subscribed	232 392 989		0		232 392 989
	- Uncalled	- 220 773 340		0		- 220 773 340
			11 619 649				11 619 649

9.	Consolidated reserves
	a) reserve fund	20 082 400		0		20 082 400
	b) additional reserves	1 297 986		- 222 462	A, B, G	1 075 524
	c) fair value reserve			525 750	A	525 750
	d) special activities reserve	3 299 370		0		3 299 370
	e) general loan reserve	1 923 734		0		1 923 734
			26 603 490				26 906 778

10.	Profit for the financial period attributable to the equity holders of the Bank		2 097 717	547 245	A, B.1, B.2, B.3		2 644 962

11.	Equity attributable to minority interest		351 944	- 351 944	E

	TOTAL EQUITY		40 672 800				41 171 389

	TOTAL LIABILITIES AND EQUITY		420 457 658				446 521 526

CONSOLIDATED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2010 (in EUR ‘000)

		EUGAAP		Adjustment		IFRS
			31/12/2010		Ref.		31/12/2010

1.	Interest and similar income		19 206 051	148 563	A, B.2		19 354 614

2.	Interest expense and similar charges		- 16 630 178	- 35 782	A, B.3		- 16 665 960

3.	Income from shares and other variable-yield securities		67 310	0			67 310

4.	Fee and commission income		236 360	- 335	F		236 025

5.	Fee and commission expense		- 204	0			- 204

6.	Result on financial operations		- 267 683	468 472	A, B.1, B.2, B.3		200 789

7.	Other operating income		9 063	1 438	F		10 501

8.	Change in impairment on loans and advances and provisions on guarantees, net of reversals		- 28 623	0			- 28 623

9.	Change in impairment on shares and other variable yield securities, net of reversals			- 57 497	A		- 57 497

10.	General administrative expenses
	a) staff costs	- 356 567				- 323 646
	b) other administrative expenses	- 119 866				- 117 956
			- 476 433	34 831	D		- 441 602

11.	Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
	a) Property, furniture and equipment	- 27 021		161	C	- 26 860
	b) Investment property			- 161	C	- 161
	b) Intangible assets	- 3 370		0		- 3 370
			- 30 391				- 30 391

12.	Profit/loss for the financial period		2 085 272				2 644 962

13.	Profit/loss attributable to minority interest		12 445	- 12 445	E

	Profit attributable to equity holders of the Bank		2 097 717				2 644 962

Valuation and income recognition differences between IFRS and EUGAAP

A                                      Financial assets classified as available-for-sale

Under EUGAAP, available for sale instruments are recorded at the lower of acquisition price or market value. The value adjustments are reported under “Results on financial operations” in the profit and loss for the period in which they are made. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”. Under IFRS, available for sale instruments are carried at fair value with changes in fair value reflected directly in equity. Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement. Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

B                                      Financial assets and liabilities designated at fair value through profit or loss

1                                                                 Derivative assets and liabilities

Under EUGAAP, derivative assets and liabilities are not recognised on the balance sheet. They are carried off balance sheet at nominal amount. Under IFRS, derivative assets and liabilities are recognised on balance sheet and carried at their replacement values. Changes in fair values of derivatives are recognised in the profit and loss.

2                                                                 Loans and advances

Under EUGAAP, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”. Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates. Payments due are reclassified from other debtors to the loan balance to which they relate.

3                                                                 Borrowings

Under EUGAAP, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”. Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

C             Investment property

This category is not used under EUGAAP. Assets in this category under IFRS are reported in the “Tangible Assets” category under EUGAAP. Under IFRS, assets in this category are held under the historical cost model.

D             Pension funds

Under EUGAAP, any actuarial deficits result in an additional specific pension plan provision. Under IFRS, the corridor approach is adopted, resulting in a proportion only of the actuarial losses being recognised in the period.

E             Minority interest adjustment

EIB granted a put option to the minority shareholders on their entire holding of the subsidiary. Under EUGAAP, this put option does not influence the accounting treatment of minority interest on consolidation. Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity.

The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year.

F             Reclassification of other operating income

Certain profit and loss items are reclassified between other operating income under EUGAAP and commission income under IFRS.

G             Receivable reserves called but not paid

Under EUGAAP, the receivable reserves are carried at undiscounted amount. Under IFRS, the balance is discounted and amortised through equity.